                                                                     Exhibit 3.3


                            Certificate of Amendment
                                       of
                          Certificate o Incorporation
                                       of
                                Clark USA, Inc.


                   -----------------------------------------

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                   -----------------------------------------


          I, Maura Clark, Executive Vice President of CLARK USA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

          FIRST: That the Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of Delaware on the 28th day of December, 1994.
          SECOND: That Article 4 of the Certificate of Incorporation of the Corporation has been amended to read in its entirety as follows:

               ARTICLE 4. The total number of shares of capital stock which the Corporation shall have the authority to issue is 59,554,552 shares consisting of (a) 54,554,552 shares of common stock, par value $.01 per share, of which (i) 39,875,000 shares shall be designated "Common Stock,"
     (ii) 10,162,509 shares shall be designated as "Class A Common Stock," (iii) 562,500 shares shall be designated "Class B Common Stock," and (iv) 564,588 shares shall be designated "Class C Common Stock" and (v) 3,389,955 shares shall be designated "Class D Common Stock"; and (b) 5,000,000 shares of "Preferred Stock," par value $.01 per share.
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     A.  Preferred Stock

          1. Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more Classes, to establish the number of shares to be included in each such Class, and to fix the designations, powers, preferences and rights of the shares of each such Class, and any qualifications, limitations or restrictions thereof.

     B.  Common Stock

          1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          2. Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, voting together with the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided that the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

          3. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock, Class A Common Stock and Class C Common Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Class A Common Stock, Class C Common Stock and Class D Common Stock in the remaining assets of the Corporation.

     C.  The Class A Common Stock

          1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Class A Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property, or in shares of capital stock, as may be declared and paid on the Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, and the Board of Directors may not declare or pay any other dividend or distribution with respect to the Class A Common Stock unless the same

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

dividend or distribution per share has been declared or paid, as the case may be, with respect to the Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock. Any cash dividend paid on the Class A Common Stock shall be paid in immediately available funds in such manner as the holders of Class A Common Stock shall reasonably request.

          2. Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Class A Common Stock shall entitle the holder thereof to one vote, voting together with the holders of the Common Stock, Class B Common Stock and Class C Common Stock, on all matters submitted to a vote of the holders of Common Stock, Class B Common Stock or Class C Common Stock, in person or by proxy, in the same manner and with the same effect as the holders of Common Stock, Class B Common Stock and Class C Common Stock; provided that the holders of Class A Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

          3. Conversion. The holder of any shares of Class A Common Stock shall have the right, at any time and from time to time, to convert any or all of such holder's shares of Class A Common Stock into an equal number of shares of Common Stock.

          4. Anti-Dilution. The Corporation shall not take any action (including, without limitation, payment of a dividend or distribution on the capital stock, subdividing or reclassifying any outstanding shares of capital stock, issuing capital stock at less than its book value, a merger or consolidation, or any other action) which may have the effect of diluting the value of the Class A Common Stock (or the capital stock into which the Class A Common Stock is convertible), except with the prior written consent of Tiger Management Corporation ("TMC") (which consent shall not be unreasonably withheld so long as TMC is satisfied that appropriate anti-dilution protection and adjustments have been put into effect by the Company with respect to such capital stock).

          5. Liquidation, Dissolution or Winding Up. (a) In the event of Liquidation on or prior to the Public Float Target Date (as defined in (c) below), the holders of shares of Class A Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Common Stock, Class D Common Stock and (to the extent and on the basis set forth below in connection with the Class C Common Stock) the Class C Common Stock, in the remaining assets of the Corporation available for distribution after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled (the "Liquidation Proceeds"); provided that if the Liquidation Proceeds are less than the product of (i) the total number of shares of Common Stock, Class A Common Stock (including the number of shares of Class A Common Stock into which the Class C Common Stock are deemed to be converted as set forth below in connection with the Class C Common Stock) and Class D Common Stock entitled to share in the Liquidation Proceeds multiplied by (ii) the Purchase Price (as defined in (c) below), then (a) first, the holders of the Class A Common Stock and (to the extent and on the basis set forth below in connection with the Class C Common Stock) the Class C Common Stock shall have first priority with respect to the Liquidation Proceeds in an amount per share of Class A Common Stock held (or deemed to be held as set forth below in connection with the Class C Common Stock) by each holder of Class A Common Stock and Class C Common Stock equal to the applicable Purchase Price and (b) then, the holders of the Common Stock and Class D Common Stock shall share ratably, on a share-for-share basis, in any remaining Liquidation Proceeds.

          (b) In the event of any Liquidation after the Public Float Target Date, the holders of shares of Class A Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Common Stock, Class D Common Stock and (to the extent and on the basis set forth below in connection with the Class C Common Stock) the Class C Common Stock, in the Liquidation Proceeds.

          (c) "Public Float Target Date" shall mean the first date following the initial public offering of Common Stock on which the aggregate market value of the Common Stock held by persons other than TMC, affiliates of TMC, The Horsham Corporation ("Horsham"), affiliates of Horsham and employees of the Corporation exceeds $150 million.

          "Purchase Price" means (a) if the Liquidation occurs prior to the Conversion Date (as defined below), $13.33 per share and (b) if the Liquidation occurs after the Conversion Date, the Share Price for the applicable Conversion Level (as defined below) as set forth in the chart in Article 4.D.3(e) below.

     D.  Class B Common Stock and the Class C Common Stock

          1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Class B Common Stock and Class C Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property or in shares of capital stock, as may be declared and paid on the Common Stock, the Class A Common Stock or the Class D Common Stock, and the Board of Directors may not declare or pay any dividend or distribution with respect to the Class B Common Stock or the Class C Common Stock unless the same dividend or distribution per share has been declared or paid, as the case may be, with respect to the Common Stock, the Class A Common Stock and Class D Common Stock. Any cash dividend paid on the Class B Common Stock or the Class C Common Stock shall be paid in immediately available funds in such manner as the holders of Class B Common Stock and Class C Common Stock shall reasonably request.

          2. Voting Rights. In addition to the rights specified elsewhere in this Section and any other rights provided in the Corporation's by-laws or by law, at every annual or special meeting of stockholders of the Corporation, every share of Class B Common Stock and Class C Common Stock shall entitle the holder thereof to 1/10th of one vote, voting together with the holders of the Common Stock and the Class A Common Stock, on all matters submitted to a vote of the holders of Common Stock or Class A Common Stock, in person or by proxy, in the same manner and with the same effect as the holders of Common Stock and Class A Common Stock; provided that the holders of Class B Common Stock and Class C Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

          3. Conversion. (a) Five business days after final determination of the Corporation's 1995 EBITDA and the Corporation's 1995 Net Income in accordance with subsection (c) below, the Class B Common Stock and Class C Common Stock shall automatically be converted as set forth in subsection (e) below.

          (b) No later than March 31, 1996, the Corporation shall furnish to TMC
(i) copies of the audited consolidated financial statements of the Corporation for the calendar year 1995 (the "Corporation's 1995 Financials") which are to be prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") and accompanied by the unqualified opinion of the Corporation's auditors, and (ii) a certificate from the Corporation attested to by the Corporation's auditors calculating the Corporation's 1995 EBITDA and the Corporation's 1995 Net Income. A copy of the certificate referred to in (ii) above shall be filed in the minute book of the Corporation.

          (c) The "Corporation's 1995 EBITDA" shall be equal to the Corporation's earning before interest, taxes, depreciation and amortization (as determined in accordance with GAAP), as set forth in the Corporation's 1995 Financials, as adjusted as provided in this subsection (c), and the "Corporation's 1995 Net Income" shall be equal to the Corporation's net income (as determined in accordance with GAAP), as set forth in the Corporation's 1995 Financials, as adjusted as provided in this subsection (c). In calculating the Corporation's 1995 EBITDA and the Corporation's 1995 Net Income, all items of expense shall be included. Notwithstanding the foregoing, in calculating the Corporation's 1995 EBITDA and the Corporation's 1995 Net Income, the following shall be disregarded: (a) any write-ups or write-downs of inventory (which shall be determined based on the lower of cost or market value of the Corporation's raw materials, work in process, supplies used in operations and finished goods, determined based on a last in, first out (LIFO) basis), based on changes in the market prices of petroleum feedstocks, blendstocks and refined products, (b) any nonrecurring events which accrue profit to the Corporation (e.g., settlements of litigation), (c) any gains or losses in the Corporation's portfolio of investment securities, (d) any book loss (which does not affect cash flow) on the Corporation's diesel desulfurizer, (e) EBITDA and Net Income of any entities acquired by the Corporation after February 27, 1995 (unless a binding acquisition agreement relating thereto shall have been entered into prior to such date), and (f) any items which artificially inflate EBITDA or Net Income for calendar year 1995. In determining the "Corporation's 1995 EBITDA" and the "Corporation's 1995 Net Income", 1995 turnaround expenditures in excess of $4,000,000 shall be expensed rather than capitalized, and such amounts in excess of $4,000,000 which are expensed shall not be amortized.

          (d) Auditors selected by TMC shall have the right to review the determination of the Corporation's 1995 EBITDA and the Corporation's 1995 Net Income (including a review of accountants' working papers). Any disputes relating to such calculations shall be finally determined by auditors selected jointly by the other two auditing firms. Each of the three auditors described in this Section shall be a "Big Six" accounting firm, and the cost of its services shall be paid by the Corporation.

          (e) Five days after the Corporation's 1995 EBITDA and the Corporation's 1995 Net Income are finally determined as provided for in subsection (c) and (d) above (the "Conversion Date"), each share of the Class B Common Stock and Class C Common Stock shall be converted into the number of shares of Common Stock and the number of shares of Class A Common Stock, respectively, as set forth in the chart below for the Applicable Conversion Level. The "Applicable Conversion Level" shall be the conversion level set forth in the chart below (EBITDA and Net Income numbers being expressed in millions of U.S. dollars) for the lower of the Corporation's 1995 EBITDA or the Corporation's 1995 Net Income (e.g., if the Corporation's 1995 EBITDA is 160 (conversion level 2) and the Corporation's 1995 Net Income is 47 (conversion level 4), the "Applicable Conversion Level" will be conversion level 2).

---------------------------------------------------------------------------------------
                                               Conversion     Conversion
                                     AND          Ratio          Ratio
                    If               Net      per share of   per share of      Share
Conversion        EBITDA            Income    Class B into      Class C        Price
  Level            is:               is:       shares of     into shares
                                                 Common       of Class A
---------------------------------------------------------------------------------------
1              less than 158    less than 32      0.0            2.0             $13.33
---------------------------------------------------------------------------------------
2                    158-169           32-38      0.4            1.6             $13.64
---------------------------------------------------------------------------------------
3                    170-181           39-46      0.8            1.2             $13.95
---------------------------------------------------------------------------------------
4                    182-193           47-53      1.2            0.8             $14.29
---------------------------------------------------------------------------------------
5                    194-205           54-60      1.6            0.4             $14.63
---------------------------------------------------------------------------------------
6           greater than 205 greater than 60      2.0            0.0             $15.00
---------------------------------------------------------------------------------------

          4. Anti-Dilution. The Corporation shall not take any action (including, without limitation, payment of a dividend or distribution on the capital stock, subdividing or reclassifying any outstanding shares of capital stock, issuing capital stock at less than its book value, a merger or consolidation, or any other action) which may have the effect of diluting the value Class C Common Stock (or the Class A Common Stock into which the Class C Common Stock is convertible or the Common Stock into which such Class A Common Stock is convertible), except with the prior written consent of TMC (which consent shall not be unreasonably withheld so long as TMC is satisfied that appropriate anti-dilution protection and adjustments have been put into effect by the Company with respect to such capital stock).

          5. Liquidation, Dissolution or Winding Up. In the event of any Liquidation prior to the Conversion Date, for purposes of distributing the Liquidation Proceeds, each share of the Class C Common Stock shall be assumed to have been automatically converted into shares of Class A Common Stock at a ratio of one share of Class C Common Stock to two shares of Class A Common Stock, and the holders of Class C Common Stock shall be entitled to share on such basis with the holders of Common Stock and Class A Common Stock, in the Liquidation Proceeds.

     E.  Class D Common Stock

          1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Class D Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property or in shares of capital stock, as may be declared and paid on the Common Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, and the Board of Directors may not declare or pay any dividend or distribution with respect to Class D Common Stock unless the same dividend or distribution per share has been declared or paid, as the case may be, with respect to the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Any cash dividend paid on the Class D Common Stock shall be paid in immediately available funds in such manner as the holders of Class D Common Stock shall reasonably request.

          2. Voting Rights. Holders of shares of Class D Common Stock shall not be accorded any voting rights in respect thereof and such shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon.

          3. Conversion. (a) The Company shall have the right, at any time and from time to time, to convert any or all of the shares of Class D Common Stock into an equal number of shares of Common Stock. The method of selection of such shares shall be determined by the Board of Directors of the Company in its sole discretion.

          (b) Following an initial public offering of Common Stock, any person who is not an affiliate of Occidental Petroleum Corporation to whom shares of Class D Common Stock have been directly or indirectly transferred by Occidental Petroleum Corporation in an arm's-length transaction shall have the right, at any time and from time to time, to convert any or all of such shares of Class D Common Stock into an equal number of shares of Common Stock.

          (c) Following an initial public offering of Common Stock, any person who is not an affiliate of Gulf Resources Corporation to whom shares of Class D Common Stock have been directly or indirectly transferred by Gulf Resources Corporation in an arms-length transaction shall have the right, at any time and from time to time, to convert any or all of such shares of Class D Common Stock into an equal number of shares of Common Stock.

          4. Liquidation, Dissolution or Winding Up. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock, Class A Common Stock and Class C Common Stock shall be entitled, the holders of all outstanding shares of Class D Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Common Stock, Class A Common Stock and Class C Common Stock in the remaining assets of the Corporation.

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

          5. Anti-Dilution. In the event the Company shall at any time (a) declare a dividend on any shares of capital stock of the Company or any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, merger, consolidation, exchange or other similar reorganization (a "Recapitalization"), such dividend being payable in shares of capital stock of the Company, (b) subdivide the outstanding capital stock of the Company, (c) combine the outstanding capital stock of the Company into a smaller number of shares, or (d) issue any shares of capital stock in a Recapitalization, the number of shares of Class D Common Stock then outstanding shall be proportionately adjusted so that the relative equity percentage ownership of the Company and the relative voting power represented by each such share shall be preserved as nearly as practicable.

     F. Amendment of this Article. The Corporation may not amend, alter, change or repeal in any manner adverse to the holders of the Class A Common Stock or Class C Common Stock the rights or preferences of the holders of the Class A Common Stock or Class C Common Stock contained in this Article 4 without the consent of the holders of 95% of the Class A Common Stock or Class C Common Stock, as the case may be.

          THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law.

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

     IN WITNESS WHEREOF, I have signed this certificate this 2nd day of November, 1995.

                                   CLARK USA, INC.



                                   By:  /s/  Maura Clark
                                      -------------------------
                                       Maura Clark
                                       Executive Vice President

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